As filed with the Securities and Exchange Commission on May 23, 2000
                                   Registration No.  333-
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                 Form S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     HOME PROPERTIES OF NEW YORK, INC.
          (exact name of registrant as specified in its charter)
     Maryland                                16-1455126
 (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)                 Identification No.)

       850 Clinton Square, Rochester, New York                14604
     (Address of Principal Executive Offices)               (Zip Code)

                    HOME PROPERTIES OF  NEW YORK, INC.
                   DIRECTORS DEFERRED COMPENSATION PLAN
                          (Full title of the Plan)

                          Ann M. McCormick, Esq.
               Vice President, Secretary and General Counsel
                     Home Properties of New York, Inc.
                            850 Clinton Square
                        Rochester, New York  14604
                              (716) 546-4900
  (Name, address, including zip code, and telephone number, including area code,
                           of agent for service)

                                 Copy to:
                        Deborah McLean Quinn, Esq.
                             Nixon Peabody LLP
                            900 Clinton Square
                        Rochester, New York  14604
                               (716)263-1000

                      CALCULATION OF REGISTRATION FEE
                                     Proposed
  Title of                           Maximum
  Secuirites                         Offering       Amount of
  to be             Amount to be     price per      Offering   Amount of
  Registered        Registered (1)   Share(2)       Price (2)  Registration
 ---------------- ---------------- ------------- ------------- ------------
 Common Stock         50,000         $28.3750     $1,418,750     $394.41
 $.01 par value

(1) In addition, pursuant to Rule 416 (c ) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant ot the Home Properties of New York, Inc. Directors Deferred Compensation Plan.

(2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the closing price for the registrant's Common Stock on the New York Stock Exchange reported as of May 22, 2000.


Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.

                                  Part II
                        INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT
        Item 3.   Incorporation of Certain Documents by Reference.
     The following documents which have been filed by Home Properties of New York, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934.

      (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1999, including specifically, but not limited to, the Company's Current Report on Form 8-K filed April 5, 2000 and Form 8-K/A filed May 22, 2000.

  (c) The description of the Company's Common Stock contained in the Company's registration statement filed under Section 12 of the Securities and Exchange Act, including all amendments or reports filed for the purpose of updating such description.

  All documents subsequently filed by the Company or the Home Properties Directors Deferred Compensation Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.
          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

   The Company's officers and directors are and will be indemnified under Maryland law, the Articles of Incorporation of the Company and the Partnership Agreement ("Operating Partnership Agreement") of Home Properties of New York, L.P., a New York limited partnership of which the Company is the general partner (the "Operating Partnership"), against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland. The Bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

  The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Articles of Incorporation of the Company shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits the Company to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

   The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of the Company contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

  The Operating Partnership Agreement also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company' Articles of Incorporation.

   The Company has entered into indemnification agreements with each of the Company's directors and certain of its officers. The indemnification agreements require, among other things, that the Company indemnify its directors and those officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and the Bylaws and the Operating Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

  The Company has purchased insurance under a policy that insures both the Company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Item 7.   Exemption from Registration Claimed.
          Not applicable.


Item 8.   Exhibits.
          See Exhibit Index.

Item 9.   Undertakings.

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:
                (i) To include any prospectus required by Section 10(a)(3)
                 of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 23rd day of May, 2000.

                                       HOME PROPERTIES OF NEW YORK, INC.
                                                       (Registrant)

                                               /s/ Amy L. Tait
                                            -------------------_
                                    Amy L. Tait, Executive Vice President

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Norman P. Leenhouts, Nelson B. Leenhouts, Richard J. Crossed and Amy L. Tait, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature              Title                    Date
 --------------------     --------------------------   --------------

 /s/ Norman P. Leenhouts Director, Chairman and         May 23, 2000
 ----------------------- Co-Chief Executive Officer
Norman P. Leenhouts     (Principal Executive Officer)

/s/ Nelson B. Leenhouts  Director, President and        May  23, 2000
-----------------------  Chief Executive Officer
Nelson B. Leenhouts      Principal Executive Officer)

/s/ Richard J. Crossed   Director, Executive Vice       May 23, 2000
-----------------------  President
   Richard J. Crossed

<PAGE
/s/ Amy L. Tait          Director, Executive Vice       May 23, 2000
-----------------------  President
   Amy L. Tait

/s/ David P. Gardner Vice President, Chief              May 23, 2000
------------------------  Financial Officer and
David P. Gardner          Treasurer (Principal
                          Financial and Accounting
                          Officer)


/s/ Burton S. August, Sr.   Director                    May 23, 2000
------------------------
Burton S. August, Sr.

/s/ William Balderston, III Director                    May 23, 2000
-------------------------
William Balderston, III

/s/ Alan L. Gosule          Director                    May 23, 2000
-------------------------
Alan L. Gosule

/s/ Leonard F. Helbig, III  Director                    May 23, 2000
--------------------------
Leonard F. Helbig, III

/s/ Roger W. Kober          Director                    May 23, 2000
---------------------------
Roger W. Kober

/s/ Albert H. Small         Director                    May 23, 2000
---------------------------
Albert H. Small

/s/ Clifford W. Smith, Jr.  Director                    May 23, 2000
---------------------------
Clifford W. Smith, Jr.

/s/ Paul L. Smith           Director                    May 23, 2000
----------------------------
 Paul L. Smith

                               EXHIBIT INDEX

EXHIBIT
NO.             DESCRIPTION                  LOCATION
 4-1    Home Properties Directors Deferred    Incorporated by reference to
        Compensation Plan                     Exhibit 4.19 to Home Properties
                                              of New York, Inc. Annual Report
                                              on Form 10-K for the fiscal year
                                              ended December 31, 1999

 4-2 Articles of Amendment and Restatement Incorporated by reference to the of Articles of Incorporation of Home Home Properties of New York, Inc.
        Properties of New York, Inc.          Registration Statement on
                                              Form S-11, file No. 33-78862
                                              (the S-11 Registration Statement")

 4-3    Articles of Amendment and Restatement Incorporated by reference to the
                                              Form 8-K filed by Home Properties
                                              of New York, Inc. on July 2, 1999

 4-4   Amended and Restated Articles          Incorporated by reference to the
       Supplementary of Series A Senior       Home Properties of New York, Inc.
       Convertible Preferred Stock of Home    Registration Statement on
       Properties of New York, Inc.           Form S-3 File No. 333-93761,
                                              filed on December 29, 1999

 4-5   Series B Convertible Cumulative        Incorporated by reference to the
       Preferred Stock Articles Supplementary Home Properties of New York, Inc.
       to the Amended and Restated Articles   Registration Statement on
       Incorporation of Home Properties of    Form S-3, File No. 333-92023
       New York, Inc.

 4-6   Series C Convertible Cumulative        Incorporated by reference to the
       Preferred Stock Articles Supplementary Form 8-K filed by Home Properties
       to the Amended and Restated Articles   New York, Inc. on May 22, 2000
       of Incorporation of Home Properties
       of New York, Inc.

 4-7  Amended and Restated By-laws of         Incorporated by reference to
      Home Properties of New York, Inc.       the Form 8-K filed by Home
                                              Properties of New York, Inc.,
                                              dated December 23, 1996

 5-1  Opinion of Nixon Peabody LLP as to      Filed herewith
      legality of the Common Stock

23-1  Consent of Nixon Peabody LLP            Contained in opinion filed as
                                              Exhibit 5 to this Registration
                                              Statement

23-2 Consent of PricewaterhouseCoopers LLC, Filed herewith independent accountants